EXHIBIT 21.1

                          BARRINGER TECHNOLOGIES, INC.
                              LIST OF SUBSIDIARIES




    NAME                                          JURISDICTION OF INCORPORATION

Barringer Instruments Inc.                                  Delaware

Barringer Consumer Products, LLC                             New Jersey

Barringer Research  Ltd.                                     Ontario, Canada

Barringer Europe, SARL                                       France

Barringer Instruments UK, Ltd.                               United Kingdom

Barringer Instruments, Ltd.                                  Ontario, Canada

DigiVision, Inc.                                             California